UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

(a)

On March 22, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of Tribune Publishing Company (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

PwC’s reports on the consolidated financial statements of the Company for the fiscal years ended December 27, 2015, and December 28, 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 27, 2015, and December 28, 2014, and the subsequent interim period through March 22, 2016, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with their reports on the Company’s consolidated financial statements for such fiscal years.

During the fiscal years ended December 27, 2015, and December 28, 2014, and the subsequent interim period through March 22, 2016, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the identification of material weaknesses in the Company’s internal control over financial reporting as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2015 (the “2015 10-K”) and Annual Report on Form 10-K for the fiscal year ended December 28, 2014 (the “2014 10-K”).

As more fully disclosed in the 2015 10-K, the Company’s management concluded that the Company’s internal control over financial reporting was not effective as of the fiscal year ended December 27, 2015 due to material weaknesses in the Company’s internal control over financial reporting.  Management identified a material weakness related to an ineffective control environment, which contributed to material weaknesses related to review and approval of insert volume forecasts and variance analysis for preprint advertising, documentation of approval of rates for circulation and other revenue, and the review of compensation expense, including sales commissions and bonus plans.  Further, as disclosed in the 2014 10-K, the Company’s management identified the following material weaknesses in the Company’s internal control over financial reporting as of the fiscal year ended December 28, 2014: (1) an insufficient complement of finance and accounting resources within the organization commensurate with the Company’s financial reporting requirements and (2) an ineffective control environment due to (a) lack of formalized accounting policies and review controls including procedures and controls over completeness and accuracy of journal entry review and account reconciliations, (b) deficiencies in business processes related to placing fixed assets in service and retirement of fixed assets, and (c) deficiencies over information technology controls around system security, user access and change management.

The Audit Committee has discussed these material weaknesses with PwC and the Company has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning these matters.

The Company provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether PwC agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree.  A copy of PwC’s letter addressed to the SEC dated March 28, 2016, is attached hereto as Exhibit 16.1.

(b)

On March 22, 2016, the Audit Committee approved the engagement of Ernst & Young as the Company’s independent registered public accounting firm beginning with its first quarter ending March 27, 2016.  During the fiscal years ended December 27, 2015, and December 28, 2014, and the subsequent interim period prior to engaging Ernst & Young, the Company did not consult with Ernst & Young regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Company’s consolidated and combined financial statements, and no written report or oral advice was provided that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated March 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: March 28, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP dated March 28, 2016.